Exhibit 10.1

OUTSIDE DIRECTOR COMPENSATION
APPROVED AT 3/3/05 BOARD MEETING

COMPENSATION COMPONENTS	BOARD OR COMMITTEE	OLD AMOUNT	NEW AMOUNT

Annual Director Retainer (Paid Quarterly @ $10,000)	All Directors	$40,000	$40,000

Annual Committee Chair Retainer (Paid Annually in Arrears)	Lead Director Chair of Audit Committee Chair of Comp Committee Chair of N/CG Committee	$10,000 $10,000 $ 2,000 -0-	$10,000 $10,000 $10,000 $ 5,000

Attendance at In-Person Meeting	Board Audit Committee Comp Committee N/CG Committee	$ 2,000 $ 3,000 $ 1,500 $ 1,500	$ 3,000 $ 3,000 $ 3,000 $ 1,500

Participation in a Telephonic Meeting	Board Audit Committee Comp Committee N/CG Committee	$ 500 $ 1,000 $ 500 -0-	$ 1,000 $ 1,000 $ 1,000 $ 500

Reimbursement of Travel Expenses	All Directors	Actual Costs	Actual Costs

Annual Restricted Stock Grant	Chair of Board Director	3,000 shares 1,500 shares	N/A 1,500 shares

New Director Stock Option Grant	New Director	15,000 shares	15,000 shares

Health and Basic Life Insurance Coverage	All Outside Directors (voluntary participation)